UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HF2 FINANCIAL MANAGEMENT INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Not applicable

	(2)	Aggregate number of securities to which transaction applies: Not applicable

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

	(4)	Proposed maximum aggregate value of transaction: $175,000,000 (1)

	(5)	Total fee paid: $20,335 (2)

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

(1) Our estimate of the transaction value is based on an estimate of $175 million of cash consideration.

(2) The amount is the product of $175 million multiplied by the SEC’s filing fee of $116.20 per million.

Exhibit 99.1

For Immediate Release

HF2 FINANCIAL MANAGEMENT INC.
announces RESCHEDULED Special meeting of stockholders

Denver, Colorado, February 19, 2015 – HF2 Financial Management Inc. (“HF2”) (NASDAQ: HTWO), a special purpose acquisition company, previously announced on September 17, 2014 that it had entered into a definitive agreement with ZAIS Group Parent, LLC (“ZAIS”), the sole member of ZAIS Group, LLC, with respect to the acquisition of a majority interest in ZAIS (the “Business Combination”). HF2 announced today that it has postponed the special meeting of stockholders to approve the Business Combination originally scheduled for 9:00 a.m. eastern time on February 19, 2015 to March 9, 2015 at 9:00 a.m. eastern time at the same location as the originally scheduled meeting, the offices of Morgan, Lewis & Bockius LLP, 399 Park Avenue, New York, NY 10022.

About ZAIS

Founded by Christian Zugel in 1997, ZAIS Group, LLC is an investment management company focusing on investments in structured credit strategies with approximately $4.7 billion of assets under management as of September 30, 2014. Based in Red Bank, NJ with operations in London and Shanghai, the Company employs over 120 professionals across investment management, client relations, information technology, analytics, law, compliance, risk management and operations.

About HF2

HF2 Financial Management Inc. (NASDAQ: HTWO) was formed on October 5, 2012 for the purpose of acquiring one or more businesses in the financial services industry. HF2’s registration statement for its initial public offering was declared effective on March 21, 2013, and the offering closed on March 27, 2013, generating net proceeds of approximately $185.9 million from the sale of 19.2 million Class A Shares, including full exercise of the underwriters’ over-allotment option and Class A Shares purchased by HF2’s founders in a concurrent private placement. As of September 30, 2014, HF2 held approximately $184.8 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Company Contacts:

Bruce Cameron	Mike Szymanski
Chairman and Chief Executive Officer	President
HF2 Financial Management Inc.	ZAIS Group, LLC
Tel: 212-207-1000	Tel: 732-212-2386
bcameron@hf2financial.com	mszymanski@zaisgroup.com

Media Contact:
Doug Donsky
FTI Strategic Communications
Tel: 212-850-5740
Doug.donsky@fticonsulting.com

Forward Looking Statements

This press release, and other statements that HF2 may make, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including, for example, statements about (1) the ability to complete and the benefits of the transaction with the Company; and (2) HF2’s and the Company’s future financial or business performance, strategies, growth initiatives and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

HF2 cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and HF2 assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in HF2’s filings with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the inability of HF2 to consummate the transaction with the Company and realize the benefits of such transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, and retain its management and key employees; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement between HF2 and the Company for the business combination; (3) the outcome of any legal proceedings that may be instituted against HF2, the Company or others following announcement of the proposed transaction; (4) the inability to meet Nasdaq’s listing standards and to continue to be listed on the NASDAQ Stock Market; (5) the risk that the proposed transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the transactions described herein; (6) costs related to the proposed transaction; (7) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (8) the relative and absolute investment performance of advised or sponsored investment products; (9) the impact of capital improvement projects; (10) the impact of future acquisitions or divestitures; (11) the unfavorable resolution of legal proceedings; (12) the extent and timing of any share repurchases; (13) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (14) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to HF2; (15) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and HF2; (16) the ability to attract and retain highly talented professionals; and (17) the impact of changes to tax legislation and, generally, the tax position of HF2.

HF2’s filings with the SEC, including HF2’s definitive proxy statement in connection with the stockholder vote on the proposed transaction, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Additional Information and Where to Find It

HF2 filed on January 26, 2015 a definitive proxy statement on Schedule 14A with the SEC in connection with the stockholder vote on the proposed transaction. STOCKHOLDERS OF HF2 AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING to approve the proposed transaction BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement was mailed on January 29, 2015 to stockholders of record on January 26, 2015. Stockholders may also obtain a copy of the definitive proxy statement, and other relevant documents, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting HF2’s secretary at HF2 Financial Management Inc., 999 18th Street, Suite 3000, Denver, Colorado 80202.

Participants in the Solicitation

HF2 and its directors and officers and EarlyBirdCapital, Inc. (EBC) and Sandler O’Neill & Partners, L.P. (SOP), the underwriters of HF2’s initial public offering, may be deemed participants in the solicitation of proxies to HF2’s stockholders with respect to the proposed transaction. A list of the names of HF2’s directors and officers and a description of their interests in HF2 is contained in HF2’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2014, and is contained in the definitive proxy statement for the proposed transaction, which was filed with the SEC on January 26, 2015. EBC’s and SOP’s interests in HF2 is contained in HF2’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2014, and the Merger and Acquisition Agreement by and among HF2, EBC and SOP, which is an exhibit to such report, and is also contained in the definitive proxy statement for the proposed transaction. Information about the Company and its officers and directors is also included in the definitive proxy statement for the proposed transaction.